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                                     EXHIBIT 10.3

                   SUBLEASE BY AND BETWEEN NEWS PUBLISHING CO. AND

                       MECH., CORP AND KEIM GROUP LIMITED DATED

                  DATED OCTOBER 1, 1996 FOR THE PROPERTY LOCATED AT

                  755 W. BIG BEAVER, SUITE 139, TROY, MICHIGAN 48084


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                                   SUBLEASE

     THIS SUBLEASE made this 11th day of Sept. 1996, between Business News Publishing Co. and Mech., Corp. (Sublessor) whose address is 755 West Big Beaver Suite. 1000, Troy MI 48084 and Sublessee) whose address is Keim Group Limited, a Michigan Corp.

     DEMISED PREMISES

     Sublessor in consideration of the rents to be paid and the terms and conditions to be performed by Sublessee, does hereby sublease to Sublessee, premises in the City of Troy, Oakland County Michigan, more particularly described as Suite 139, Containing approximately 3650 square feet which is agreed to be ____% of the total rentable area of ____, located on the 13th floor of the building at 755 W. Big Beaver as shown on the floor plan attached here to as Exhibit A, together with the right to use the parking and common facilities of the building in which the demised premises are located.

     TERM

     The term of this Sublease shall be for a period of 27 months commencing Oct. 1, 1996 (the Commencement Date) to expire Sublessor fails to deliver the demised premises on the commencement date because the demised premises are not then ready for occupancy, or any other cause beyond Sublessor's control. Sublessor shall not be liable to Sublessee for any damages and the commencement date shall be postponed until such time as the demised premises are ready for occupancy.

     RENT

     Sublease shall pay to the Sublessor as rent for the demised premises during the term of the Sublease the sum of Eighty-six Thousand four Hundred ($86400.00) Dollars, payable in advance, in monthly installments of Thirty-two hundred ($3200.00) Dollars, upon the first day of each and every month; provided, however that if the term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the rental for such first or last fractional month shall be such proportion of the monthly rental as the number of days in such fractional month bears to the total number of days in the calendar month and provided further. Sublessor hereby acknowledges receipt of 3 months.

     ASSIGNMENT/SUBLETTING

     Sublessee may not assign this Sublease in whole or in part or sublet the demised premises without the prior written consent of the Sublessor and the Landlord, which consent shall not be unreasonably withheld or delayed.

     MASTER LEASE

     5.01 This Sublease shall be subordinate to the Lease dated Jan 1, 1989 between WRC Properties as "Landlord" and Business News Published as "Tenant", hereinafter referred to as the "Master Lease," a coy of which is attached hereto and incorporated herein.

     5.02 Except as set forth in this Sublease, the obligations of Sublessor and Sublessee to each other and the terms condition and provisions of this Sublease shall be deemed to be those set forth in the Master Lease, and for such purpose, the terms "Landlord", Tenant" and "Lease" as used in the Master Lease shall be deemed to mean Sublessor, Sublessee, and Sublease respectively. In the event of any conflict between the Sublease and the Master Lease, the terms, conditions and provisions of this Sublease shall prevail.


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     5.03 During the term of this Sublease.  Sublessee does hereby expressly assume and agree to perform each and every obligation of Sublessor under the Master Lease, pertaining to the sublet premises Sublease shall hold Sublessor free and harmless of and from all liability judgement, costs, damages, claims or demands, including attorney fees, existing out of Sublessee's failure to comply with or perform Sublessee's obligations

     ALTERATIONS

     Sublessee agrees it will make no alterations to the premises without the written consent of the Sublessor and the Landlord. Upon written approval, any work approved shall be preformed according to tall applicable building and fee codes and Sublessee shall be responsible for obtaining all governmental approvals.

     CARE OF DEMISED PREMISES

     Throughout the term of this Sublease agrees to keep and maintain the demised premises in good and sanitary order, and repair, and shall on the last day of the term hereof, surrender the demised premises to Sublessor in substantially as good condition as when received, normal ear and tear excepted.

     NOTICES

     All notices which may be required to be given under this Sublease or Master Lease shall be in writing. All notices shall be sent by United State certified or registered mail, postage prepaid, return receipt requested, and addressed to the following addresses or to such other addresses as the parties may designate. The time of giving of any such notice shall be deemed to be when such notice is mailed.

     SECURITY DEPOSIT

     As security for the faithful performance by Sublessee of all of the terms and conditions to be preformed, Sublessee has this day deposited with Sublessor the sum of ___________$________ Dollars, which shall be returned to Sublessee, without interest upon the expiration date of this Sublease, provided that Sublessee has fully and faithfully performed. Sublessor shall have the right (but not the obligation) to apply any part of said deposit to cure any default of Sublessee and if Sublessor does so. Sublessee shall upon demand deposit with Sublessor the amount so applied so that Sublessor shall not be obligated to keep such security deposit as a separate fund but may mix such security deposit with Sublessor's own funds.

     ADDITIONAL CONDITIONS

     Sublessor agrees to pay electricity for the demised suite until Oct. 31, 1996.

     IN WITNESS WHEREOF, the parities hereto have hereunto set their hands as of the day and year first above written.

     WITNESSES:                    SUBLESSOR:


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                         CONSENT TO OFFICE BUILDING SUBLEASE

     This Consent to Office Building Sublease (the "Consent") is entered into this 11th day of September 1196 between WRC Properties (Landlord), Business News Publishing (Tenant") and Keim Group Limited ("Subtenant").

RECITALS

     Tenant and Landlord previously entered into a lease dated Jan 1, 1989, (the "Lease") for Suite 1390 (the "Premises") Top of Troy (the "Building") located at 7545 W. Big Beaver Michigan (the "Project").

     Tenant and Subtenant desire to enter in to a sublease agreement (the "Sublease"), which is attached hereto as Exhibit "A" pursuant to which Subtenant would sublease a portion of the Premises from Tenant for a tem commencing Oct. 1, 1996 and ending on Dec 31, 1998 (the "Sublease Term") which is at least one day less than them of the Lease.

     Landlord is willing to consent to the Sublease on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     Nothing contained in this Consent shall be construed to (I) modify, waive, impair or affect any of the covenant, agreements, terms, provisions, or conditions contained in the Lease (except as herein expressly provided), (ii) waive any breach thereof or any right of Landlord against any person or entity liable or responsible for the performance thereof, or (iii) enlarge or increase Landlord's obligations under the Lease, and all covenants, agreement, terms, provisions, and conditions of the Lease are hereby mutually declared to be in full force and effect.

     Tenant and Subtenant hereby represent, warrant, and covenant to Landlord that the rent, other sums, and other consideration due or be paid by Subtenant and/or its affiliates to Tenant and/or its affiliates in connection with the Sublease are less, on a per square foot basis, that the rent and other sums dies Landlord for the remaining term of the Lease.

     Conditioned upon the truth ad continuing truth of the representations and warranties set forth in Section 2, Landlord consents to the Sublease to the extent that the Sublease is not inconsistent with all of the terms and conditions of the Lease. However, in no event shall the Landlord's consent to the Sublease relieve Tenant from any of Tenant's covenants and agreements under the Lease.

     Subtenant represents and warrants to Landlord that Subtenant has received a copy of, has read, and is familiar with terms of the Lease. Tenant does hereby unconditionally guarantee to Landlord the performance by Subtenant of all its obligations under the Sublease and the payment of all rent and other sums which may be due pursuant to the terms of the Sublease. Tenant and Subtenant agree that Landlord may, at its option and in its discretion, treat a default under the Lease to be a default under the Sublease and a default under the Sublease to be a default under the Lease.

     1. Tenant and Subtenant agree that the Sublease will not be amended or modified in any way without receiving the prior written consent of Landlord.

     2. Subtenant agrees that if Tenant is in default under the Lease and Landlord delivers written notice thereof to Subtenant at the address sent forth in the Sublease, Subtenant shall thereafter make all payments owning under the Sublease to Landlord, who shall apply such payments against Tenant's obligations under the Lease. Furthermore, if the Lease terminates prior to the term of the Sublease, at the election and upon the written demand of Landlord, the sublease shall continue in full force and effect, and Landlord will recognize the Sublease and right of Subtenant thereunder and will thereby establish direct privity of estate and contract between Landlord and Subtenant with the same force and effect as though the Sublease has been directly made between Landlord and Subtenant with the same force and effect, and Landlord will recognize the Sublease and right of Subtenant thereunder and will thereby establish direct privity of estate and contract between Landlord and Subtenant with the same force and effect as though the Sublease

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have been directly made between Landlord and Subtenant: provided, however, that Landlord shall not be required to respect any amendment to the Sublease not previously approved by Landlord in writing.

     IN WITNESS WHEREOF, the parties hereto have signed this agreement on the date set forth above.

Tenant:                       Subtenant:               Landlord:

Business News Publishing      Keim Group Limited       WRC Properties
